REVOCABLE PROXY
                            NORTHFIELD BANCORP, INC.
                               BALTIMORE, MARYLAND

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                         SPECIAL MEETING OF STOCKHOLDERS
                               SEPTEMBER __, 2000
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       The undersigned hereby appoints the full Board of Directors with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Northfield Bancorp, Inc. which the undersigned is entitled to vote at the special meeting of stockholders, to be held at Northfield Bancorp's executive offices, 8005 Harford Road, Baltimore, Maryland on ____________, ____________, 2000 at __:__ _.m., local time, and at any and all adjournments or postponements thereof, as follows:

1. The approval of the Agreement of Merger dated as of May 16, 2000, by and among Patapsco Bancorp, Inc., The Patapsco Bank, PN Financial, Inc., Northfield Bancorp, Inc. and Northfield Federal Savings Bank, pursuant to which, among other things, Northfield Bancorp will merge with and into PN Financial and each share of common stock, par value $.01 per share, of Northfield Bancorp will be converted into the right to receive $12.50 in cash and 0.24 shares of Patapsco Bancorp Series A Noncumulative Convertible Perpetual Preferred Stock, par value $.01 per share, plus cash in lieu of any fractional share of preferred stock, all on and subject to the terms and conditions contained therein, as more fully described in the accompanying Proxy Statement/Prospectus;

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. An adjournment of the special meeting to a later date, if necessary, to solicit additional proxies if insufficient shares are present, in person or by proxy, to approve the merger agreement and the merger.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

       In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

       The Board of Directors recommends a vote "FOR" the above-listed propositions.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITIONS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN
THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. AT
THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.
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Should the undersigned be present and elect to vote at the Special
Meeting or at any adjournment or postponement thereof, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of Northfield Bancorp of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement/Prospectus dated September __, 2000.

Dated: _____________, 2000



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PRINT NAME OF STOCKHOLDER              PRINT NAME OF STOCKHOLDER



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SIGNATURE OF STOCKHOLDER               SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.